Exhibit 99.(b)

BY-LAWS

OF

LORD ABBETT INVESTMENT TRUST

(a Delaware Statutory Trust)

adopted October 20, 1993

as amended and restated February 1, 2024

Table of Contents

Page

LORD ABBETT INVESTMENT TRUST	1

ARTICLE I Shareholder Meetings	1
1.1. Chair	1
1.2. Inspectors of Election	1
1.3. Records at Shareholder Meetings	1
1.4. Virtual Shareholder Meetings	2
1.5. Meetings	2
1.6. Place of Meeting	2
1.7. Notice of Meetings	2
1.8. Shareholders Entitled to Vote	2
1.9. Quorum	3
1.10. Adjournment	3
1.11. Proxies	3
1.12. Record Dates	3

ARTICLE II Trustees	4
2.1. Annual and Regular Meetings	4
2.2. Special Meetings	4
2.3. Chair	4
2.4. Notice	4
2.5. Waiver of Notice	5
2.6. Adjournment and Voting	5
2.7. Action Without a Meeting	5

ARTICLE III Officers	5
3.1. Officers of the Trust	5
3.2. Election and Tenure	5
3.3. Removal of Officers	5
3.5. President and Vice Presidents	6
3.7. Treasurer	6
3.9. Other Officers and Duties	7
3.10. Vacancies and Newly Created Offices	7

ARTICLE IV Miscellaneous	7

ARTICLE V Stock Transfers	8

ARTICLE VI Amendment of By-Laws	9
6.1. Amendment and Repeal of By-Laws	9
6.2. Compliance with Investment Company Act	9

LORD ABBETT INVESTMENT TRUST

AMENDED AND RESTATED BY-LAWS

These By-Laws are made and adopted pursuant to Section 2.10 of the Declaration and Agreement of Trust governing Lord Abbett Investment Trust dated as of August 16, 1993, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

Shareholder Meetings

1.1. Chair. Unless the Trustees appoint a chairperson prior to a meeting of shareholders, the Chair or Vice Chair, if any, shall act as chairperson at all meetings of the Shareholders; in the Chair and Vice Chair’s absence, the Trustee or Trustees present at each meeting may elect a temporary chairperson for the meeting, who may be one of themselves. The chairperson may, but need not be, a Trustee. In the event that no Trustee is present at the meeting, and the Trustees have not appointed a chairperson prior to the meeting, the President, or an officer designated by the President, shall preside as chairperson.

1.2. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairperson, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairperson. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairperson, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.3. Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if

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requested by Shareholders, the minutes of the last previous annual (if any) or special meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are permitted to shareholders of a Delaware statutory trust.

1.4. Virtual Shareholder Meetings. Any Shareholder meetings may be held virtually in a manner consistent with Section 3806(f) of the Delaware Statutory Trust Act, as determined by the Chair, any Vice Chair, President, Secretary or Trustees.

1.5. Meetings. A Shareholders’ meeting for the election of Trustees and the transaction of other proper business shall be held when authorized or required by the Declaration.

1.6. Place of Meeting. All Shareholders’ meetings shall be held at such place within or without the State of New Jersey, or virtually in a manner consistent with Section 3806(f) of the Delaware Act, as the Trustees shall designate.

1.7. Notice of Meetings. Notice of all Shareholders’ meetings, stating the time, place and purpose of the meeting, shall be given by the Secretary or an Assistant Secretary of the Trust by mail or, to the extent permitted by law, by electronic mail (“e-mail”) or other electronic transmission, as defined in the Delaware Act, to each Shareholder entitled to notice of and to vote at such meeting at his or her address of record on the register of the Trust or e-mail address or other address for electronic transmissions, if available. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by mail or, to the extent permitted by law, by e-mail or other electronic transmission, as defined in the Delaware Act, to the Trust’s principal office. Such notice shall be given at least 10 days and not more than 90 days before the meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, or sent by e-mail or other electronic transmission, as applicable. Any adjourned meeting may be held as adjourned without further notice. No notice need be given (a) to any Shareholder if a written waiver of notice, executed before or after the meeting by such Shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting, or (b) to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

1.8. Shareholders Entitled to Vote. If, pursuant to Section 1.13 hereof, a record date has been fixed for the determination of Shareholders entitled to notice of and to vote at any Shareholders’ meeting, each Shareholder of the Trust entitled to vote in accordance with the applicable provisions of the Declaration, shall be entitled to vote, in person or by proxy, each Share or fraction thereof standing in his or her name on the register of the Trust at the time of determining net asset value on such record date. If the Declaration or the 1940 Act requires that Shares be voted by Series or class, each Shareholder shall only be entitled to vote, in person or by proxy, each Share or fraction thereof of such Series or class standing in his or her name on the register of the Trust at the time of determining net asset value on such record date. If no record

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date has been fixed for the determination of Shareholders entitled to notice of and to vote at a Shareholders’ meeting, such record date shall be at the close of business on the day on which notice of the meeting is mailed or sent by e-mail or other electronic transmission, as applicable, or, if notice is waived by all Shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

1.9. Quorum. The presence at any Shareholders’ meeting, in person or by proxy, of Shareholders entitled to cast a third of the votes thereat shall be a quorum for the transaction of business, unless applicable law requires a larger number.

1.10. Adjournment. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting, provided that no meeting shall be adjourned for more than one year beyond the originally scheduled meeting date. In addition, any meeting of Shareholders, whether or not a quorum is present, may be adjourned or postponed by, or upon the authority of, the chair of the meeting or the Trustees to another date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting, provided that no meeting shall be adjourned or postponed for more than one year beyond the originally scheduled meeting date. Any adjourned or postponed session or sessions may be held, within a reasonable time after the date set for the original meeting as determined by, or upon the authority of, the Trustees in their sole discretion to another date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting.

1.11. Proxies. Shares may be voted in person or by proxy. Any Shareholder may give authorization by telephone, facsimile, or the internet for another person to execute his or her proxy. When any Share is held jointly by several persons, any one of them may vote at any meeting, in person or by proxy, in respect of such Shares unless at or prior to exercise of the vote of the Trustees receive a specific written notice to the contrary from any one of them. If more than one such joint owners shall be present at such meeting, in person or by proxy, and such joint owners or their proxies so present disagree as to any vote cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

1.12. Record Dates. The Trustees may fix in advance a date as a record date for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment thereof, or to express consent in writing (including by electronic transmission) without a meeting to any action of the Trustees, or who shall receive payment of any dividend or of any other distribution, or for the purpose of any other lawful action, provided that such record date shall be not more than 90 days before the date on which the particular action requiring such determination of Shareholders is to be taken. In such case, subject to the provisions of Section 1.8, each eligible Shareholder of record on such record date shall be entitled to notice of, and to vote at, such meeting or adjournment, or to express such consent, or

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to receive payment of such dividend or distribution or to take such other action, as the case may be, notwithstanding any transfer of Shares on the register of the Trust after the record date.

ARTICLE II

Trustees

2.1. Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chair, if any, the Vice Chair, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. Any meeting of the Trustees may be conducted virtually in a manner consistent with Section 3806(g) of the Delaware Statutory Trust Act.

2.2. Special Meetings. Special meetings of the Trustees shall be held whenever called by the Chair of the Board, any Vice Chair of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, the Secretary or two or more Trustees, at the time and place within or without the State of New Jersey or virtually in a manner consistent with Section 3806(g) of the Delaware Act, as specified in the respective notices or waivers of notice of such meetings.

2.3. Chair. The Trustees shall have the power to appoint from among the Trustees a Chair. The position of Chair of the Board shall not be that of an officer of the Trust. Such appointment shall be by majority vote of the Trustees. Such Chair shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. When present he or she shall preside at the meetings of the Shareholders and of the Trustees. The Chair shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration or these By-Laws, consistent with his or her position. The Chair need not be a Shareholder. The Trustees shall also have the power to appoint from among the Trustees a Vice Chair. The position of Vice Chair of the Board shall not be that of an officer of the Trust. Such appointment shall be by majority vote of the Trustees. Such Vice Chair shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal.

2.4. Notice. No notice of regular meetings of the Trustees shall be required except as required by the 1940 Act. Notice of each special meeting shall be mailed to each Trustee, at the Trustee’s residence or usual place of business, at least two days before the day of the meeting, or shall be directed to the Trustee at such place by telegraph, telecopy or cable, or shall be sent to the Trustee’s usual or last known e-mail address or other address for electronic transmissions by e-mail or other electronic transmission, as applicable, or be delivered to the Trustee personally, at least twenty-four hours before the meeting. Every such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise expressly provided by these By-Laws or by statute. No notice of adjournment of a meeting of the Trustees to another time or place need be given if such time and place are announced at such meeting.

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2.5. Waiver of Notice. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

2.6. Adjournment and Voting. At all meetings of the Trustees, a majority of the Trustees present, whether or not constituting a quorum, may adjourn the meeting, from time to time. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, by the Declaration or by these By-Laws.

2.7. Action Without a Meeting. Pursuant to the applicable provisions of the Declaration and Section 3806 of the Delaware Act, the Trustees may take any action required or permitted to be taken at any meeting of the Trustees or by any committee thereof without a meeting, if (i) a consent thereto is given in writing (including by electronic transmission) by a majority of the Trustees or members of such committee, as the case may be, and (ii) such consent is filed with the records of the meetings. Consistent with the Declaration and Section 3806 of the Delaware Act, a consent given by electronic transmission by a Trustee or by a person or persons authorized to act for a Trustee shall be deemed to be written and signed.

ARTICLE III

Officers

3.1. Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary, a Treasurer, Chief Compliance Officer, and such other officers or assistant officers as may be elected or authorized by the Trustees. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee. Any two or more of the offices may be held by the same Person. No officer of the Trust need be a Trustee.

3.2. Election and Tenure. At the initial organization meeting, the Trustees shall elect the Chair, if any, President, Secretary, Treasurer, Chief Compliance Officer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chair, if any, the Vice Chair, if any, President, or Secretary, and such

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resignation shall take effect immediately upon receipt by the Chair, if any, the Vice Chair, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

3.4. Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5. President and Vice Presidents. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

3.6. Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7. Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall

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also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.

3.8. Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1 under the 1940 Act, and shall have such other duties and powers as may be designated from time to time by the Trustees.

3.9. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

3.10. Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting or by written consent pursuant to Section 2.7, or, in the case of any office created pursuant to Section 3.9 of this Article III, by any officer upon whom such power shall have been conferred by the Trustees.

ARTICLE IV

Miscellaneous

4.1. Depositories. In accordance with Section 2.1(r) of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its authorized officers, agent or agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.

4.3. Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity,

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enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

4.4. Exclusive Delaware Jurisdiction. Each Trustee, each officer, each Shareholder and each Person beneficially owning an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the Delaware Act, the Declaration or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, the Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

ARTICLE V

Stock Transfers

5.1. Transfer Agents, Registrars and the Like. As provided in Section 2.1(p) of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

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5.2. Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 5.10 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

5.3. Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

Amendment of By-Laws

6.1. Amendment and Repeal of By-Laws. In accordance with Section 2.10 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

6.2. Compliance with Investment Company Act. No provision of these By-Laws shall be given effect to the extent inconsistent with the requirements of the Investment Company Act of 1940, as amended.

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